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                               CAMBREX CORPORATION

                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-57404, 333-22017, 33-21374, 33-37791, 33-81780,
33-81782, 333-113612, 333-113613, 333-129473 and 333-136529) of Cambrex
Corporation of our reports dated February 19, 2009, relating to the consolidated financial statements and schedule, and the effectiveness of Cambrex Corporation's internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
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Woodbridge, New Jersey
February 19, 2009